                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]       Preliminary Proxy Statement                 [ ]   Confidential, for Use of the Commission Only
[X]       Definitive Proxy Statement                        (as permitted by Rule 14a-6(e)(2))
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Commonwealth Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)     Title of each class of securities to which transaction
                 applies:
                          ----------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

                 -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                   --------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:
                                                                 -------------

         (5)     Total fee paid:
                                ----------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:
                                        --------------------------------------

         (2)     Form, schedule or registration statement no.:
                                                              ----------------

         (3)     Filing party:
                              ------------------------------------------------

         (4)     Date filed:
                            --------------------------------------------------

                       [COMMONWEALTH BANCORP LETTERHEAD]


                                                                  March 20, 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Commonwealth Bancorp, Inc. The meeting will be held at the Plymouth Country Club, located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 21, 1998 at 9:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Commonwealth Bancorp, Inc. is sincerely appreciated.

                                                   Sincerely,



                                                   Charles H. Meacham
                                                   Chairman of the Board
                                                   and Chief Executive Officer

                           COMMONWEALTH BANCORP, INC.
                            COMMONWEALTH BANK PLAZA
                            2 WEST LAFAYETTE STREET
                        NORRISTOWN, PENNSYLVANIA  19401
                                 (610) 251-1600

                                -----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1998
                                -----------------


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Commonwealth Bancorp, Inc. (the "Company") will be held at the Plymouth Country Club, located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 21, 1998 at 9:00 a. m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

        (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

        (2) To amend the Company's 1996 Stock Option Plan and the Company's 1996 Recognition and Retention Plan and Trust to revise the provisions relating to the vesting of options and awards as a result of changes in regulatory requirements;

        (3) To amend the Company's stock benefit plans to revise the provisions relating to adjustments for capital changes;

        (4) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998; and

        (5) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

        The Board of Directors has fixed March 6, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            By Order of the Board of Directors


                                            Patrick J. Ward
                                            President, Chief Operating
                                            Officer and Secretary

Norristown, Pennsylvania
March 20, 1998


--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                           COMMONWEALTH BANCORP, INC.

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1998


        This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock"), of Commonwealth Bancorp, Inc. (the "Company"), a Pennsylvania corporation which acquired all the outstanding stock of Commonwealth Bank (the "Bank") in connection with the conversion of Commonwealth Mutual Holding Company and the reorganization of the Bank to the stock holding company form of organization in June 1996 (the "Conversion and Reorganization"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Plymouth Country Club, located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 21, 1998 at 9:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 20, 1998.

        The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Patrick J. Ward, President, Chief Operating Officer and Secretary, Commonwealth Bancorp, Inc., 2 West Lafayette Street, Norristown, Pennsylvania 19401); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

        Only stockholders of record of the Company at the close of business on March 6, 1998 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 16,262,778 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

        The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposals to amend the stock benefit plans and to ratify the appointment of the Company's independent auditors.

        Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposals to amend the stock benefit plans and to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors.

        No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all nominees currently serve as directors of the Company.

        Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

        The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.


           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2001

                                          Position with the Company and
                                               Principal Occupation                      Director
            Name                Age         During the Past Five Years                   Since(1)
            ----                ---         --------------------------                   --------
George C. Beyer, Jr.             59     Director; President and                           1990
                                        Chief Executive Officer
                                        of Valley Forge Financial
                                        Group, Inc.

William B. Haines, Jr.           72     Director; Retired, previously President of        1980
                                        McFarland and Haines Insurance Agency

Nicholas Sclufer                 78     Director; Senior Partner                          1970
                                        of Penton Company


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 1999


                                             Position with the Company and
                                             Principal Occupation During the        Director
           Name               Age                   Past Five Years                 Since(1)
           ----               ---           -------------------------------         --------
Joseph E. Colen, Jr.           59     Director; Chairman of Machined Metals           1983
                                      Co., Inc., President of Jennings
                                      International Co. and Oak-Corson Realty
                                      Co.

Matthew T. Welde               71     Director; Retired, previously Chairman,         1977
                                      President and Chief Executive Officer of
                                      the Bank

Michael T. Kennedy             43     Director; Chairman, President and Chief         1997
                                      Executive Officer of Radnor Holdings
                                      Corporation

                     DIRECTORS WITH TERMS EXPIRING IN 2000


                                             Position with the Company and
                                             Principal Occupation During the           Director
           Name                Age                  Past Five Years                    Since (1)
           ----                ---          -------------------------------            ---------
Charles H. Meacham              52     Chairman, President and Chief Executive           1988
                                       Officer of the Company and the Bank

Harry P. Mirabile               63     Director; Retired, previously Secretary           1990
                                       and Treasurer of Mirabile Beverage
                                       Company

Joanne Harmelin                 53     Director; President and Chief Executive           1998
                                       Officer of Harmelin and Associates, Inc.


----------------

        (1) Includes service as a director of the Bank.

STOCKHOLDER NOMINATIONS

        Article III, Section 3.12 of the Company's Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

        Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Regular meetings of the Board of Directors of the Company and the Bank are typically held on a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were 11 meetings of the Board of Directors of the Company held during 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors held during 1997 and the total number of meetings held by all committees of the Board on which the director served during such year, except that Mr. Welde attended only 11 of 15 meetings of the Board and committees he served on during the year.

        The Board of Directors of the Company has established various committees, including Executive and Audit Committees.

        The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Kennedy, Welde, Haines and Sclufer serve as members of this committee. The Audit Committee met four times during 1997.

        The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board, except that mortgage loan approvals in excess of certain limits must be approved by the Board of Directors. Currently, Messrs. Meacham, Kennedy and Colen serve as members of this committee. The Executive Committee did not meet during 1997.

        To date, the Company has not established a nominating committee, the functions of which are performed by the entire Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

       Name                          Age                                Positions(s)
 -------------------                 ---          -------------------------------------------------
 Patrick J. Ward                      42          President, Chief Operating Officer and
                                                  Secretary

 William J. Monnich                   48          Senior Vice President - Community
                                                  Banking

 Peter A. Kehoe                       45          Senior Vice President and President
                                                  of ComNet Mortgage Services

 Charles M. Johnston                  42          Senior Vice President and Chief Financial Officer

 David K. Griest                      46          Senior Vice President - Information Services

 Brian C. Zwaan                       39          Senior Vice President - Commercial Lending

        Set forth below is a brief description of the background of each executive officer of the Company and the Bank who is not a director for at least the last five years.

        PATRICK J. WARD. Mr. Ward has served as President and Chief Operating Officer since December 1996 and as Senior Vice President and Chief Financial Officer of the Bank from July 1992 until December 1996. Prior to joining the Bank in July 1992, he served as Controller and Vice President for the Wholesale Banking Group and prior thereto the Retail Banking Group of Mellon Bank, Pittsburgh, Pennsylvania. In addition, Mr. Ward has served as Secretary of the Company and the Bank since February 1997.

        WILLIAM J. MONNICH. Mr. Monnich has served as Senior Vice President - Community Banking since January 1995 and as Vice President - Community Banking of the Bank from September 1992 until January 1995. Prior to joining the Bank in September 1992, he served as a Vice President with CoreStates Bank. There, he held a variety of management positions in the international and retail banking groups.

        PETER A. KEHOE. Mr. Kehoe has served as President and Chief Executive Officer of ComNet Mortgage Services since February 1996. From 1990 until 1995, Mr. Kehoe served as Senior Vice President, National Production, for Comerica Mortgage, a wholly owned subsidiary of Comerica, Inc., in Detroit, Michigan. Previously, he served as Senior Vice President, Production, for Traveler's Mortgage Services, Inc., located in Cherry Hill, New Jersey, and as Senior Vice President, Secondary Marketing, for Metmor Financial, located in Los Angeles, California.

        CHARLES M. JOHNSTON. Charles M. Johnston has served as Senior Vice President and Chief Financial Officer since December 1996. From 1994 until 1996, Mr. Johnston served as the Chief Financial Officer of TFC Enterprises Inc. in Norfolk, Virginia. From 1984 until 1994, he held various management positions with the Mellon Bank Corporation, including Treasury Division Manager and Director of Investor Relations.

        DAVID K. GRIEST. David K. Griest has served as Senior Vice President - Information Systems since December 1996. Previously he served as Vice President of the Computer Systems and Services Department of the Bank. Prior to joining the Bank in 1989, he was the Vice President of Corporate Information Systems and Services with Meritor Financial Group.

        BRIAN C. ZWAAN. Brian C. Zwaan has served as Senior Vice President - Commercial Lending since February 1998. From 1996 until 1998, Mr. Zwaan served as the Chief Financial Officer of Nobel Education Dynamics, Inc. in Media, Pennsylvania. From 1990 until 1996, he held various management positions with Summit Bank of Pennsylvania, including Senior Vice President - Commercial Banking.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that Messrs. Meacham, Ward and Monnich filed one, one and two late reports, respectively, with respect to transactions to sell Common Stock during the year.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date,
(ii) each director of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                    Amount and Nature
             Name of Beneficial                       of Beneficial
            Owner or Number of                       Ownership as of                  Percent of
              Persons in Group                     March 6, 1998(1)(2)               Common Stock
            --------------------                   -------------------               ------------
 Commonwealth Bancorp, Inc.                          1,284,258(3)                          7.9%
   Employee Stock Ownership
   Plan Trust
 2 West Lafayette Street
 Norristown, Pennsylvania 19401

 Directors:
 Charles H. Meacham                                    341,925(4)                          2.1
 George C. Beyer, Jr.                                  117,593(5)                           *
 Joseph E. Colen, Jr.                                   96,757(6)(7)                        *
 William B. Haines, Jr.                                 50,579(6)(8)                        *
 Joanne Harmelin                                             0                              *
 Michael T. Kennedy                                      2,500                              *
 Harry P. Mirabile                                     120,574(6)(9)                        *
 Nicholas Sclufer                                      102,662(6)(10)                       *
 Matthew T. Welde                                       75,378(11)                          *

 Executive Officers:
 Patrick J. Ward                                       120,356(12)                          *
 William J. Monnich                                     69,021(13)                          *
 Peter A. Kehoe                                         29,909(14)                          *
 Charles M. Johnston                                    29,929(15)                          *

 All directors and                                   1,227,511(16)                         7.4
  executive officers as a
  group (15 persons)
-----------------

*  Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3) The Commonwealth Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Commonwealth Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and PNC Bank, National Association, which acts as trustee of the plan ("Trustee"). As of the Voting Record Date, 865,709 shares of Common Stock held in the Trust were unallocated and 418,549 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the Trustee and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries.

(4) Includes 44,742 shares held by Mr. Meacham's wife, 58,750 shares held on behalf of Mr. Meacham in the Company's Voluntary Investment Plan ("VIP"), 70,373 shares held in a Management Recognition Plan and Trust of the Company ("Recognition Plan"), which may be voted by Mr. Meacham pending vesting and distribution, 5,632 shares allocated to Mr. Meacham pursuant to the ESOP and 144,409 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(5) Includes 5,382 shares held jointly with Mr. Beyer's wife, 28,574 shares held by Mr. Beyer's wife, 30,573 shares held in a partnership in which Mr. Beyer is the general partner, 14,987 shares held in a personal trust for the benefit of Mr. Beyer, 12,703 shares held in a Recognition Plan, which may be voted by Mr. Beyer pending vesting and distribution and 16,335 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(6) Includes 12,703 shares held in a Recognition Plan, which may be voted by the individual pending vesting and distribution and 20,335 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(7) Includes 8,828 shares held jointly with Mr. Colen's wife and children and 17,200 shares held in a trust in which Mr. Colen is a co-trustee.

(8)   Includes 12,739 shares held jointly with Mr. Haines' wife.

(9) Includes 36,243 shares held jointly with Mr. Mirabile's wife and 3,831 shares held by Mr. Mirabile's wife.

(10) Includes 10,387 shares held by Mr. Sclufer's wife and 16,618 shares held by Mr. Sclufer's children.

(11) Includes 34,627 shares held jointly with Mr. Welde's wife, 15,499 shares held in a Recognition Plan which may be voted by Mr. Welde pending vesting and distribution and 20,335 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(12) Includes 1,464 shares held jointly with Mr. Ward's wife, 259 shares held on behalf of Mr. Ward in the VIP, 40,350 shares held in a Recognition Plan, which may be voted by Mr. Ward pending vesting and distribution, 5,248 shares allocated to him pursuant to the ESOP and 53,716 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(13) Includes 264 shares held on behalf of Mr. Monnich in the VIP, 26,447 shares held in a Recognition Plan, which may be voted by Mr. Monnich pending vesting and distribution, 4,166 shares allocated to him pursuant to the ESOP and 30,747 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 100 shares held in custody for Mr. Kehoe's children, 126 shares held on behalf of Mr. Kehoe in the VIP, 15,796 shares held in a Recognition Plan, which may be voted by Mr. Kehoe pending vesting and distribution, 1,054 shares allocated to him pursuant to the ESOP and 8,885 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(15) Includes 3,948 shares held jointly with Mr. Johnston's wife, 15,796 shares held in a Recognition Plan, which may be voted by Mr. Johnston pending vesting and distribution and 8,885 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(16) Includes 66,236 shares held on behalf of executive officers in the VIP, 264,363 shares held in a Recognition Plan, which may be voted by directors and executive officers pending vesting and distribution, 19,617 shares allocated to executive officers pursuant to the ESOP and 381,345 shares which may be acquired by executive officers and directors upon the exercise of stock options exercisable within 60 days of the Voting Record Date.


                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Bank for services rendered in all capacities during the past three years to the Chief Executive Officer and the most highly compensated executive officers of the Bank and its subsidiaries whose total compensation during the year ended December 31, 1997 exceeded $100,000.

                                                              Annual Compensation
                                                      -----------------------------------
                                                                                    Other
             Name and                                                               Annual
         Principal Position           Year       Salary(1)       Bonus(2)      Compensation(3)
         ------------------           ----       ------          -----         ------------
 Charles H. Meacham                   1997        $337,818       $44,744             $  0
  Chairman and Chief                  1996         322,609        60,272                0
  Executive Officer                   1995         298,701        63,530                0

 Patrick J. Ward                      1997         195,417        26,488                0
  President and Chief                 1996         151,130        28,234                0
  Operating Officer                   1995         136,080        31,940                0

 Peter A. Kehoe(8)                    1997         147,838        28,365           16,406
  Senior Vice President and           1996         115,058        26,492                0
  President of ComNet

 Charles M. Johnston(9)               1997         121,346        17,861           37,212
   Senior Vice President and          1996               0             0                0
   Chief Financial Officer

 William J. Monnich                   1997         129,403        13,340                0
  Senior Vice President-              1996         123,013        22,256                0
  Community Banking                   1995         116,336        22,435                0


                                         Long Term Compensation(4)
                                     -------------------------------

             Name and                                                         All Other
         Principal Position          Stock Grants(5)      Options(6)       Compensation(7)
         ------------------          ------------         -------          ---------------
 Charles H. Meacham                   $      0              5,000               $41,122
  Chairman and Chief                   851,474            177,699                67,296
  Executive Officer                          0                  0                18,847

 Patrick J. Ward                             0                  0                27,327
  President and Chief                  567,654             98,722                19,860
  Operating Officer                          0                  0                15,570

 Peter A. Kehoe(8)                           0                  0                26,514
  Senior Vice President and            283,820             44,425                     0
  President of ComNet

 Charles M. Johnston(9)                      0                  0                     0
   Senior Vice President and           296,160             44,425                     0
   Chief Financial Officer

 William J. Monnich                          0                  0                23,256
  Senior Vice President-               283,820             44,425                16,287
  Community Banking                    106,931             32,704                13,311

-----------------------------------

(1) Includes amounts deferred by the named executive officer pursuant to the VIP, a non-contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code and pursuant to which employees may defer up to 10% of their compensation.

(2) Consists of bonuses paid under the Bank's Management Incentive Compensation Plan which awards are based on a combination of the Bank's financial performance and an individual's or group rating for the year indicated.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Bank-owned automobiles. In the opinion of management of the Bank the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual. For Messrs. Kehoe and Johnston, consists of reimbursement for taxes relating to relocation and moving expenses paid in 1997.

(4) All amounts have been adjusted for the exchange of Common Stock for common stock of the Bank in the Conversion and Reorganization.

(5) Represents the grant of restricted Common Stock pursuant to a Recognition Plan, which were deemed to have had the indicated value at the date of grant, and which had a fair market value at December 31, 1997 of $327,063 for the grant in 1995 to Mr. Monnich and a fair market value of $1,177,256, $784,844, $392,412, $392,412 and $392,412
         for the grants in 1996 to Messrs. Meacham, Ward, Kehoe, Monnich and Johnston, respectively. The awards vest 20% per year from the date of grant. Dividends paid on the restricted Common Stock are held in a Recognition Plan Trust and paid to the recipient when the restricted stock vests.

(6) Consists of awards of options which are exercisable at the rate of 20% per year from the date of grant, with the exception of the 5,000 shares granted in 1997 to Mr. Meacham, which vested on January 1, 1998.

(7) Consists of amounts allocated during the year ended December 31, 1997 on behalf of Messrs. Meacham, Ward, Kehoe and Monnich pursuant to the ESOP of $22,662, $22,662, $20,939, and $18,328, respectively, matching contributions by the Bank under the VIP of $514, $250, $565 and $494 to the accounts of Messrs. Meacham, Ward, Kehoe and Monnich, respectively, contributions by the Bank under the target benefit pension plan of $4,415, $5,010 and $4,434 to the accounts of Messrs. Ward, Kehoe and Monnich, respectively, and amounts paid in lieu of insurance benefits or premiums previously paid to officers of the Bank of $1,750 to Mr. Meacham, and $16,196 allocated on behalf of Mr. Meacham pursuant to the Company's Excess Benefit Plan.

(8)      Mr. Kehoe's employment commenced in February 1996.

(9)      Mr. Johnston's employment commenced on December 30, 1996.

DIRECTOR COMPENSATION

         BOARD FEES. During the year ended December 31, 1997, each member of the Board of Directors of the Bank received an annual fee of $10,000, plus $900 for each meeting attended. Board members also received a fee of $500 for each committee meeting attended during 1997. The Chairmen of the Compensation and Audit Committees also received an annual retainer of $1,000. In addition, each Board member received $100 per month for health insurance cost reimbursement.

         DIRECTORS' STOCK OPTION PLANS. The Company has adopted the 1993 Directors' Stock Option Plan (the "1993 Directors Plan") which provides for the grant of compensatory stock options to non-employee directors. Pursuant to the 1993 Directors Plan, each director of the Bank who was not an employee of the Bank or any subsidiary was granted a compensatory stock option to purchase 12,970 shares of Common Stock on January 21, 1994 and an option to purchase 1,442 shares of Common Stock on January 21, 1995. Options granted pursuant to the 1993 Directors Plan have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and are vested and exercisable six months from the date of grant. The exercise prices relating to the options granted on January 21, 1994 and January 21, 1995 are $4.81 and $6.49, respectively. The exercise prices and share amounts have been adjusted for exchange in the Conversion and Reorganization. The Company has also adopted the 1996 Stock Option Plan, pursuant to which each non-employee director at that time was granted on December 17, 1996 an option to purchase 29,616 shares of Common Stock at an exercise price of $14.375, which vests at the rate of 20% per year from the date of grant. Also, pursuant to the 1996 Stock Option Plan, Michael T. Kennedy, a non-employee director, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $21.375 in December 1997, which vests at the rate of 20% per year from the date of grant.

         RECOGNITION PLAN FOR DIRECTORS. The Company has adopted the 1993 Recognition Plan for Directors ("1993 Directors Recognition Plan") which provides for the grant of restricted Common Stock to non-employee directors. Pursuant to the 1993 Directors Recognition Plan, each director of the Bank who was not an employee of the Bank or any subsidiary was granted 3,043 shares of restricted stock on January 21, 1994 (except that Mr. Welde was granted 9,130 shares) and 339 shares of restricted stock on January 21, 1995 (except that Mr. Welde was granted 1,016 shares). The restricted stock granted pursuant to the 1993 Directors Recognition Plan vests 20% per year from the date of grant. The share amounts have been adjusted for the exchange in the Conversion and Reorganization. The Company has also adopted the 1996 Recognition Plan, pursuant to which each non-employee director was granted on December 17, 1996, 14,130 shares of restricted Common Stock, which vest at the rate of 20% per year from the date of grant.

EMPLOYMENT AGREEMENTS

         The Bank has entered into employment agreements with each of Messrs. Meacham, Ward, Kehoe, Monnich, Johnston, Griest and Zwaan pursuant to which the Bank agreed to employ these persons in their respective positions for a term of three years with a current base salary of $337,833, $205,000, $154,440, $133,750, $130,900, $115,700 and $130,000, respectively. Each such salary may be increased in the discretion of the Board of Directors of the Bank but may not be decreased during the term of the employment agreement without the prior written consent of the affected officer. On an annual basis, the Board of Directors of the Bank considers whether to renew each employment agreement for an additional year. Each employment agreement is terminable with or without cause by the Bank. The employment agreements between the Bank and the officers provide that in the event of a wrongful termination of employment (including a voluntary termination by the officer as a result of the Bank's material breach of the agreement or as a result of certain adverse actions which are taken with respect to his employment following a Change in Control of the Bank, as defined), the officer would be entitled to an amount of cash severance which is equal to three times the officer's base salary as of the date of termination, and the officer would be entitled to continued participation in certain employee benefit plans of the Bank for a specified time. The employment agreements with the Bank provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

         The Company has also entered into employment agreement with Messrs. Meacham, Ward and Johnston to serve on terms substantially similar to the agreement entered into between the executives and the Bank, except as provided below. The executive's compensation, benefits and expenses are paid by the Company and the Bank in the same proportion as the time and services actually expended by the executives on behalf of each company. The agreements with the Company provide that severance payments to Messrs. Meacham and Ward upon a change of control shall be equal to three times that portion of their base salary paid by the Company plus the amounts not able to be paid by the Bank because of Section 280G of the Code. The amounts payable to Messrs. Meacham and Ward by the Company in the event of a change in control may constitute "parachute payments" under Section 280G of the Code, and the amounts payable by the Company are not subject to reduction as are the amounts payable by the Bank. In addition, Messrs. Meacham's and Ward's agreements with the Company provide that the Company shall reimburse them for any resulting excise taxes payable by them, plus such additional amount as may be necessary to compensate them for their payment of state and federal income, excise and other employment-related taxes on the additional payments. Mr. Johnston's employment agreement with the Company provides that his severance payments and benefits shall be reduced to the extent necessary so that they do not constitute "parachute payments" under
Section 280G of the Code.

         Although the above described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

INDEBTEDNESS OF MANAGEMENT

         In accordance with applicable federal laws and regulations, the Bank used to offer mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Except for interest rates and fees, these loans generally were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         As a result of the application of Section 22(h) of the Federal Reserve Act to savings associations, effective August 1989, any credit extended by a savings association, such as the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 1997, five of the directors and executive officers of the Company or the Bank had aggregate loan balances in excess of $60,000, which amounted to $1.6 million in the aggregate. All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

STOCK OPTIONS

         The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


================================================================================================================
                                                                                           Potential Realizable
                                                                                                  Value
                                                                                            at Assumed Annual
                                                                                                  Rates
                                                                                              of Stock Price
                                    Individual Grants                                          Appreciation
                                                                                            for Option Term(3)
----------------------------------------------------------------------------------------------------------------
                         Options       % of Total Options       Exercise    Expiration
          Name           Granted     Granted to Employees(1)    Price(2)       Date          5%           10%
----------------------------------------------------------------------------------------------------------------
  Charles H. Meacham       5,000                 9.9%            $16.25       7/1/07       $51,098     $129,492
----------------------------------------------------------------------------------------------------------------
  Patrick J. Ward           --                 --                  --           --           --           --
----------------------------------------------------------------------------------------------------------------
  Peter A. Kehoe            --                 --                  --           --           --           --
----------------------------------------------------------------------------------------------------------------
  William J. Monnich        --                 --                  --           --           --           --
----------------------------------------------------------------------------------------------------------------
  Charles M. Johnston       --                 --                  --           --           --           --
================================================================================================================

(1)      Percentage of options granted to all employees during 1997.

(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $26.47 and $42.15 at compounded rates of return of 5% and 10%, respectively.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 1997 and options held at December 31, 1997

=================================================================================================================================
                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND YEAR END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------------
                                                                           Number of                         Value of
                                    Shares                                Unexercised                       Unexercised
                                  Acquired on       Value             Options at Year End                   Options at
              Name                 Exercise       Realized                                                  Year End(1)
                                                                -----------------------------------------------------------------
                                                                Exercisable      Unexercisable      Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
  Charles H. Meacham                  --             --           118,635            194,738      $1,447,306        $1,516,768
---------------------------------------------------------------------------------------------------------------------------------
  Patrick J. Ward                     --             --            45,223             95,967          492,433          690,318
---------------------------------------------------------------------------------------------------------------------------------
  Peter A. Kehoe                      --             --             8,885             35,540           48,868          195,470
---------------------------------------------------------------------------------------------------------------------------------
  William J. Monnich                  --             --            22,255             59,071          232,471          519,354
---------------------------------------------------------------------------------------------------------------------------------
  Charles M. Johnston                 --             --             8,885             35,540           43,314          173,258
=================================================================================================================================

(1)      Based on a per share market price of $19.875 at December 31, 1997.

PENSION PLAN

         The Bank previously maintained a defined benefit pension plan ("Pension Plan") which provided benefits payable upon retirement to employees based upon various levels of compensation and years of service.

         The Bank terminated the Pension Plan in June 1997 and, in connection therewith, distributed a lump sum amount to participants for rollover to other retirement or benefit plans. During the year ended December 31, 1997, Messrs. Meacham, Ward, Kehoe, Monnich and Johnston received a lump sum distribution from the Pension Plan of $294,501, $14,107, $0, $17,174 and $0, respectively.

TARGET BENEFIT PLAN

         The Bank maintains a target benefit pension plan ("Target Plan") for the benefit of its employees. The Target Plan is a money purchase plan, established effective January 1, 1997 in connection with the termination of the Pension Plan. Contributions are made by the Bank to the plan based upon the assumed amount necessary to fund a target benefit, which is expressed by means of a formula based upon average compensation and years of service of the participant. The Bank's contribution is based upon the target benefit and other factors based on the age of the participant. Amounts contributed by the Bank to the Target Plan for the account of the named executive officers for 1997 are included in the summary compensation table above.

VOLUNTARY INVESTMENT PLAN

         The Bank maintains a Voluntary Investment Plan ("VIP") for the benefit of employees. The VIP is a defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the VIP by salary reduction up to 15% (10% for highly compensated employees) of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $10,000 in each plan year. Pursuant to the VIP and the trust agreement entered into between the Bank and the VIP trustee, all funds contributed are held in a trust fund, which are invested at the direction of the employee in various alternative investment funds, including a Company Common Stock fund. A participant's contributions to the VIP, up to a maximum of 3% of salary, are matched 25% by the Bank. Amounts contributed by the Bank to the VIP for the account of the named executive officers for 1997 are included in the summary compensation table above.

SUPPLEMENTAL BENEFIT PLANS

         The Board of Directors of the Bank has adopted an excess benefit plan ("EBP") and a supplemental executive retirement plan ("SERP") to provide certain additional retirement benefits to Mr. Meacham. The EBP provides that Mr. Meacham shall receive an annual allocation of stock units representing shares of common stock. The number of stock units allocable to his benefit each year shall be equal to the difference between the annual allocation of shares that would have been made to him in the ESOP, assuming that his compensation was $235,840, the previous limitation under the Code prior to amendments which reduced such limitation, which is currently $160,000 as set forth in Section 401(a)(17) of the Code, minus the number of shares actually allocated to his ESOP account in a particular year. The SERP provides that Mr. Meacham shall receive a supplemental retirement benefit at or after his normal retirement date which is calculated to produce a total retirement benefit payable by the Bank equal to 50% of his final average earnings, as defined, with certain offsets, and a reduction in the case of early retirement. For purposes of the SERP, Mr. Meacham's final average earnings means the average of his highest annual compensation received during any five of the current and preceding ten calendar years, with certain adjustments and exclusions.

COMPENSATION COMMITTEE

         Executive compensation philosophy, policies, and programs are the responsibility of the Compensation and Benefits Committee of the Board of Directors. During 1997, the members of the committee were Messrs. Colen, Mirabile and Beyer. No member of the committee is a current or former officer or employee of the Bank or any of its subsidiaries. The report of the committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

REPORT OF THE COMPENSATION COMMITTEE

         The members recognize that Commonwealth must attract, retain and motivate the best people to achieve its business objectives. To do so, it must compensate its executives fairly and competitively in the markets in which it competes. The competitive market for executives is primarily banks of a similar asset size located in Pennsylvania and southern New Jersey; and secondarily, public banks of a similar asset size located in the northeastern quadrant of the United States.

         The current compensation program permits recognition of individual contribution, business unit results, and overall corporate results. Currently, executive compensation comprises base salary, short-term incentives, and stock grants from the initial public offering.

         BASE SALARY. The Compensation and Benefits Committee establishes base salaries for executives of Commonwealth by conducting an annual review utilizing salary survey data provided by an external compensation consultant.

         It is the intention of the Committee to pay base salaries at, or slightly below, the average salary paid by competitive banks.

         INCENTIVE PLAN. The incentive portion of the executives' total compensation program is tied to the achievement of specific individual and group corporate results. Because it is the committee's intention to link a significant portion of executive pay to changes in shareholder value, the annual incentive bonus will include annual financial measures that are highly correlated to market indicators, such as Net Income, Earnings per Share, Cash Flow, and/or Return on Equity. Also, the Committee's intention is to offset conservative base salaries with significant upside potential via annual incentives (and stock plans) to provide for above average total remuneration in years when Commonwealth has outstanding performance.

         In addition, the Committee recognizes the importance of high level of customer satisfaction as an indicator of sustained performance and therefore the payout of the executives' incentives is tied to the achievement of customer satisfaction indicators.

         TAX DEDUCTIBILITY. At this point, and for the foreseeable future, Commonwealth does not anticipate problems with tax deductibility of executive compensation. If, in the future, this becomes a concern, the Compensation and Benefits Committee will revisit the issue.

                                          Joseph E. Colen, Jr.
                                          Harry P. Mirabile
                                          George C. Beyer, Jr.

PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return relating to the Common Stock since the Bank's initial public offering of the Common Stock in January 1994 with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market Index (for United States companies), and (ii) the yearly cumulative return on the stocks included in the NASDAQ Financial Stock Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                               Nasdaq Stock Mkt.

DATE       BASE YEAR   DIVIDE BY   BASE VALUE  *100

Oct-97      527.744     250.093     2.110     211.019
Nov-97      530.354     250.093     2.121     212.063
Dec-97      522.072     250.093     2.088     208.751

                             Nasdaq Financial Stock

DATE       BASE YEAR   DIVIDE BY   BASE VALUE  *100

Oct-97      648.413     248.584     2.608     260.843
Nov-97      662.907     248.584     2.667     288.673
Dec-97      713.943     248.584     2.872     287.204


                                   CMSB Stock

                                                       SHARES               VALUE OF
                        SHARES     DIVIDEND$           BOUGHT   SHARES       SHARES    BASE VALUE
            PRICE        BOP       PER SHARE  DIV. $   W/DIV     EOP          EOP         100

Oct-97      18.250      109.266     $0.000    $0.00    0.000    109.266     1,994.10    414.273
Nov-97      20.375      109.266     $0.000    $0.00    0.000    109.266     2,226.29    462.510
Dec-97      19.875      109.266     $0.010    $7.65    0.385    109.651     2,179.31    452.749

         Graph represents $100 invested in the Bank's initial public offering of Common Stock issued on January 21, 1994 at $4.81 per share. The Common Stock commenced trading on the Nasdaq Stock Market, National Market on January 24, 1994 at $7.52 per share. Stock prices have been adjusted to reflect the June 1996 conversion of 2.0775 shares of Company Common Stock for each share of common stock of the Bank.

              PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN AND THE
            1996 RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT
                TO CHANGE THE VESTING RATE FOR NEW AWARDS AND TO
                 ACCELERATE VESTING UPON CERTAIN CIRCUMSTANCES

GENERAL

         The Board of Directors of the Company adopted the 1996 Stock Option Plan ("1996 Option Plan") and the 1996 Recognition and Retention Plan and Trust Agreement ("1996 Recognition Plan")(together, the "1996 Plans"), both of which were approved by stockholders of the Company at a special meeting of stockholders held on December 17, 1996. The Company completed its Conversion and Reorganization in June 1996. Under then applicable regulations of the Office of Thrift Supervision (the "OTS"), stock benefit plans such as the 1996 Plans established or implemented within one year following the completion of a mutual to stock conversion were required to contain certain restrictions and limitations. Specifically, the OTS regulations provided, among other provisions, that awards granted pursuant to such plans begin vesting no earlier than one year from the date the plans are approved by stockholders, shall not vest at a rate in excess of 20% per year and shall not provide for accelerated vesting except in the case of disability or death unless then authorized by regulation or not otherwise prohibited by law or regulations. The 1996 Plans provided that in the event of termination of service following a change in control of the Company or retirement (as defined) vesting of awards would accelerate if, as of such date, such treatment is either authorized or is not prohibited by applicable law and regulations. Recently, the OTS has authorized the elimination of these provisions more than one year after a conversion, provided that stockholder approval of such amendments to the plans is obtained.

         The Board of Directors of the Company has adopted amendments to the 1996 Plans, subject to approval by the stockholders, in order to remove the restrictions described above and to provide that new awards shall vest at the rate determined by the Board or the administering committee and that both existing and new awards shall accelerate and vest upon termination of service to the Company by the employee or director upon a change in control of the Company or upon retirement, as defined in the 1996 Plans. These amendments are consistent with the Company's intentions when it originally adopted these plans and are consistent with the 1993 stock benefit plans of the Company as described below. OTS policy requires that these amendments be presented to stockholders more than one year after a mutual to stock conversion. The amendments do not increase the number of shares reserved for issuance under the plans or change the vesting schedule or terms of outstanding awards under the plans other than to accelerate the vesting upon termination after a change in control or retirement. In the event that these amendments to the 1996 Plans are not approved by stockholders, the vesting of existing awards will not accelerate in the event of a change in control or retirement (unless authorized at such time or not prohibited by applicable laws or regulations), but the other provisions of the 1996 Plans will remain in effect as originally adopted. The Company is currently not in discussions with respect to any transaction that would result in a change in control of the Company, and there are no proposals, arrangements or understandings known to the Company that would result in a change in control.

         PURPOSE OF THE 1996 PLANS. The 1996 Plans are designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The plans are also designed to retain qualified directors for the Company. The 1996 Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options and stock appreciation rights. Awards are available for grant to directors and key employees of the Company and any subsidiaries, except that non-employee directors are eligible to receive only awards of non-incentive stock options pursuant to a set formula. Officers and key employees of the Company and its subsidiaries who are selected by the Board of Directors of the Company or members of a committee appointed by the Board are eligible to receive plan share awards under the 1996 Recognition Plan. Non-employee directors of the Company receive plan share awards under the 1996 Recognition Plan pursuant to a set formula.

         The following are descriptions of the 1996 Plans as proposed to be amended. Copies of the amended 1996 Plans are available upon written request to the Secretary of the Company.

DESCRIPTION OF THE 1996 OPTION PLAN

         ADMINISTRATION. The 1996 Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee currently consist of Messrs. Joseph E. Colen, Jr., George C. Beyer, Jr. and Harry Mirabile and Ms. Joanne Harmelin.

         STOCK OPTIONS. Under the 1996 Option Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option shall at least equal the fair market value of a share of Common Stock on the date the option is granted, and the per share exercise price of a compensatory stock option shall at least equal the greater of par value or the fair market value of a share of Common Stock on the date the option is granted.

         All options granted to participants under the 1996 Option Plan shall become vested and exercisable at the rate as determined by the Board or the Committee, as opposed to the current mandatory vesting schedule of not more than 20% per year. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death or disability. In addition, if the proposed amounts are approved by stockholders, all stock options will become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company due to retirement or as the result of a change in control of the Company as opposed to the current provisions which provide acceleration only if specifically authorized or not prohibited by law or regulations.

         For purposes of the 1996 Stock Option Plan a "change in control of the Company" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment or service as a non-employee director terminates, unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in the optionee losing incentive stock option treatment. If an optionee dies while serving as an employee or a non-employee director or terminates his service as an employee or a non-employee director as a result of disability without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the twelve-month period following the earlier of his death or termination due to disability, provided no option will be exercisable more than ten years from the date it was granted. Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit or one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

         GRANTS TO DIRECTORS. Options granted to non-employee directors under the 1996 Option Plan have been awarded under a formula pursuant to which each non-employee director (six persons), defined as a member of the Board of Directors of the Company or the Bank, including a director emeritus, who is not an officer or employee of the Company or any subsidiary company, received a non-incentive option to purchase 29,616 shares of Common Stock upon approval of the 1996 Option Plan by stockholders in December 1996. Also, pursuant to the 1996 Stock Option Plan, Michael T. Kennedy, a non-employee director, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $21.375 in December 1997, which vests at the rate of 20% per year from the date of grant.

         STOCK APPRECIATION RIGHTS. Under the 1996 Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option at the time over the option price of such shares, or a combination of cash and Common Stock. Stock appreciation rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options.

         NUMBER OF SHARES COVERED BY THE 1996 OPTION PLAN. A total of 987,215 shares of Common Stock has been reserved for future issuance pursuant to the 1996 Option Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the 1996 Option Plan, the number of shares to which any award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         AMENDMENT AND TERMINATION OF THE 1996 OPTION PLAN. Unless sooner terminated, the 1996 Option Plan shall continue in effect for a period of ten years from October 22, 1996, the date that the 1996 Option Plan was originally adopted by the Board of Directors. Termination of the 1996 Option Plan shall not affect any previously granted awards.

         AWARDS GRANTED. Upon stockholder approval of the 1996 Option Plan in December 1996, options were granted to employees and directors of the Company. Currently, options to purchase 915,142 shares of Common Stock have been granted and are outstanding under the 1996 Option Plan. The proposed amendments to the 1996 Option Plan will not affect the number of options previously granted nor change the vesting schedule of outstanding options under the plan, but will provide that outstanding options as well as newly granted awards will accelerate in certain circumstances as described above. In addition, there are currently 69,861 shares of Common Stock available for future grants under the 1996 Option Plan, and the proposed amendments would permit any future grants to vest more quickly than 20% per year.

DESCRIPTION OF THE 1996 RECOGNITION PLAN

         ADMINISTRATION. A committee of the Board of Directors of the Company administers the 1996 Recognition Plan, which shall consist of at least two non-employee directors of the Company. The members of the Committee are currently Messrs. Joseph E. Colen, Jr., George C. Beyer, Jr. and Harry Mirabile and Ms. Joanne Harmelin who also serve as trustees of the trust established pursuant to the 1996 Recognition Plan ("Trust"). The trustees will have the responsibility to invest all funds contributed by the Company to the Trust.

         Upon stockholder approval of the 1996 Recognition Plan in December 1996, the Company acquired Common Stock on behalf of the 1996 Recognition Plan, in an amount necessary to purchase the number of shares of Common Stock equal to 4% of the Common Stock sold in the Conversion and Reorganization, or 394,886 shares.

         GRANTS. Shares of Common Stock granted pursuant to the 1996 Recognition Plan are generally in the form of restricted stock payable over a set time period as determined by the Board or the committee, as opposed to the current mandatory vesting schedule of no more than 20% per year. A recipient is entitled to all voting and other stockholder rights with respect to shares which have been allocated under the 1996 Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Trust. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Trust to the recipients thereof as soon as practicable after the share awards become earned.

         If a recipient terminates employment or service with the Company for reasons other than death, disability, retirement or a change in control of the Company, the recipient will forfeit all rights to the allocated shares under restriction. All shares subject to an award held by a recipient whose employment or service with the Company or any subsidiary terminates due to death or disability shall be deemed earned as of the recipient's last day of employment or service with the Company or any subsidiary and shall be distributed as soon as practicable thereafter. In addition, in the event that a recipient's employment or service with the Company or any subsidiary terminates due to retirement, all shares subject to an award held by a recipient shall be deemed earned as of the recipient's last day of employment with or service to the Company or any subsidiary and shall be distributed as soon as practicable thereafter, provided that the proposed amendments are approved by stockholders. All shares subject to an award held by a recipient also shall be deemed to be earned in the event of a change in control of the Company, as defined in the 1996

Recognition Plan (the definition of change in control of the Company is the same as for the 1996 Option Plan described above), provided that the proposed amendments are approved by stockholders.

         Pursuant to the terms of the 1996 Recognition Plan, each of the non-employee directors of the Company and the Bank (six persons) received an award of 14,103 shares upon approval of the 1996 Recognition Plan by stockholders in December 1996, which vests 20% per year over five years from the date of grant.

         SHARES GRANTED. Upon stockholder approval of the 1996 Recognition Plan in December 1996, awards were granted to employees and directors of the Company. Currently, plan share awards for 290,329 shares have been granted under the 1996 Recognition Plan which have not yet vested. The proposed amendments to the 1996 Recognition Plan will not affect the number of shares previously granted nor change the vesting schedule of outstanding shares under the plans but will provide that outstanding shares as well as newly granted shares will accelerate in certain circumstances as described above. In addition, there are currently 33,093 shares of Common Stock available for future grants under the 1996 Recognition Plan, and the proposed amendments would permit any future grants to vest more quickly than 20% per year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENTS TO THE 1996 STOCK OPTION PLAN AND THE 1996 RECOGNITION AND RETENTION PLAN AND TRUST TO PROVIDE THAT ANY FUTURE AWARDS GRANTED THEREUNDER MAY VEST AT THE RATE DETERMINED BY THE BOARD OF DIRECTORS OR THE COMMITTEE AND THAT BOTH EXISTING AND FUTURE AWARDS WILL ACCELERATE UNDER CERTAIN CIRCUMSTANCES.



       PROPOSAL TO AMEND THE COMPANY'S STOCK BENEFIT PLANS TO REVISE THE
             PROVISIONS RELATING TO ADJUSTMENTS FOR CAPITAL CHANGES

GENERAL

         The Board of Directors of the Bank adopted the 1993 Stock Incentive Plan ("1993 Incentive Plan"), the 1993 Directors' Stock Option Plan (the "1993 Directors Plan"), the 1993 Management Recognition Plan for Officers (the "1993 Officers Recognition Plan") and the 1993 Management Recognition Plan for Directors (the "1993 Directors Recognition Plan") (together, the "1993 Plans"), each of which was approved by the stockholders of the Bank at a special meeting of stockholders held on April 29, 1994. The 1993 Plans were adopted as stock benefit plans of the Company in connection with the Conversion and Reorganization in June 1996. The Board of Directors of the Company adopted the 1996 Option Plan and the 1996 Recognition Plan, which were approved by the stockholders of the Company at a special meeting of stockholders held on December 17, 1996 (the 1993 Plans and the 1996 Plans are referred to together as the "Plans").

         The Board of Directors of the Company has adopted amendments to each of the Plans, subject to approval by the stockholders, in order to clarify the provisions related to adjustments for capital changes. The proposed changes specifically provide that holders of awards under the Plans will not be adversely affected by a pro rata distribution of warrants, including litigation tracking warrants described below, or other securities to all holders of the Common Stock of the Company for no consideration. In the event that these amendments to the Plans are not approved by stockholders, the amendments will not take effect, but the other provisions of the Plans will remain in effect.

         In August 1995, the Bank commenced litigation against the United States in the U.S. Court of Federal Claims (the "Claims Court") seeking to recover the value of its supervisory goodwill. The suit alleges that the treatment of such goodwill mandated by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") constitutes a breach of contract between the Bank and the United States and an unlawful taking of property by the United States without just compensation or due process in violation of the U.S. Constitution. The suit emanates from the Bank's acquisition of First Family Federal Savings and Loan Association of Lansdale, Pennsylvania ("First Family") in 1982 pursuant to which the government agreed to the use of the purchase method of accounting under generally accepted accounting principles and the recording of approximately $61 million of goodwill as an asset resulting from the voluntary supervisory merger (there was no financial assistance from the Federal Savings and Loan Insurance Corporation). The Bank's goodwill balance related to the First Family acquisition at the time of the enactment of FIRREA was $48.4 million. Since the enactment of FIRREA, numerous suits have been filed on behalf of thrift institutions and their holding companies alleging similar theories for breach of contract. In the past several years, the Claims Court, the United States Court of Appeals for the Federal Circuit, and the United States Supreme Court have handed down decisions relating to the liability portion of the breach of contract claims brought by three other thrift institutions. On July 1, 1996, the United States Supreme Court ruled in the consolidated cases (United States v. Winstar Corporation) and determined that when Congress adopted the accounting changes to supervisory goodwill specified in FIRREA, the government became responsible for any breaches to its original agreements with the institutions regarding the accounting rules. The Supreme Court's decision in the Winstar case was based upon the specific facts of each of the three consolidated cases and, accordingly, the Claims Court may determine that the Bank's claims involve sufficiently different facts and/or legal issues as to render the Winstar case inapplicable to the litigation and thereby result in a different conclusion from that of the Winstar case. Moreover, the damages portion of the claims presented by the Winstar plaintiff thrift institutions remains to be litigated and could take several years to resolve. There can be no assurance that the Bank will prevail in its action and that if it does prevail that the Claims Court will find that the Bank is entitled to any substantial amount of damages.

         Some other companies with similar goodwill lawsuits against the government have distributed a warrant to their stockholders which entitles the holder to all or a portion of the proceeds of such litigation if successful. Although no decision has been made by the Company in this regard, in the event the Company distributes a litigation warrant to its stockholders with respect to the proceeds of its goodwill suit against the United States government, the Company desires that holders of awards under the Plans shall also receive the benefits of such distribution. While the Company has explored the possibility of issuing litigation warrants, the Bank's suit against the government is still in its early stages and management believes that it is premature to make such a decision. The Company has no current plans or intentions to issue litigation warrants. However, the Company believes it is appropriate to position the Company for future issuance of such warrants if determined by the Board and in this regard has amended the stock benefit plans to ensure that participants receive the benefits of any issuance of such warrants.

         Accordingly, the provisions in the Plans related to adjustments for capital changes have been amended to provide that in the event the Company distributes warrants or other securities or assets on a pro rata basis to all holders of Common Stock without receipt or payment of consideration by the Company, then the Company shall (a) make appropriate arrangements so that the holders of awards outstanding immediately prior to the date of the distribution receive upon receipt or exercise of such awards the benefits of the distribution as if the holders had received such awards or exercised such options immediately prior to the record date used for the distribution, and (b) depending upon the terms of the distribution, adjust the number of shares subject to an award and the exercise price per share of any options outstanding immediately prior to the date of the distribution so that the economic value of the award at the time of the distribution is neither increased nor decreased by the distribution.

         While the current anti-dilution provisions in the Plans protect holders of stock options and stock awards in the event of a stock split, subdivision, reclassification or other changes to the Common Stock, and it is arguable that the present anti-dilution language would cover the receipt of any distribution of litigation warrants, the Company believes that the amended provision provides greater clarity and certainty in order to provide holders of awards under the Plans the benefit of any future distributions on the Common Stock by the Company.

         PURPOSE OF THE PLANS. The Board of Directors adopted the 1993 Plans in connection with the Bank's initial public stock offering and reorganization to the mutual holding company form of ownership. The 1996 Plans were adopted subsequent to the Conversion and Reorganization. The Plans are designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. The Plans are also designed to retain qualified directors for the Company.

         The following are descriptions of the 1993 Plans as proposed to be amended. Descriptions of the 1996 Plans are set forth above. Copies of the amended 1993 Plans are available upon written request to the Secretary of the Company.

DESCRIPTION OF THE 1993 OPTION PLAN

         ADMINISTRATION. The 1993 Option Plan is administered and interpreted by a Committee of two or more members of the Board of Directors, none of whom shall be an officer or employee of the Company, and each of whom shall be a "disinterested person" within the meaning of applicable regulations under the federal securities laws. The current members of the Committee consists of Messrs. Colen, Beyer, and Mirabile and Ms. Harmelin.

         STOCK OPTIONS. Under the 1993 Option Plan, the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each compensatory option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option shall at least equal the fair market value of a share of Common Stock on the date the option is granted, and the per share exercise price of a compensatory stock option shall at least equal the greater of par value or 85% of fair market value of a share of Common Stock on the date the option is granted.

         Stock options become vested and exercisable in the manner specified by the Committee, provided that all outstanding stock options (as well as stock appreciation rights) will become immediately vested and exercisable if there is a "change in control" of the Company, as defined in the 1993 Option Plan. Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed five years from such termination. Stock options are non-transferable except by will or the laws of descent and distribution.

         The purchase price for shares of Common Stock purchased pursuant to the exercise of an option must be paid in full upon exercise of the option. Payment may be made in cash or, at the discretion of the Committee, by delivering shares of Common Stock equal in fair market value to the purchase price of the shares, or a combination of cash and Common Stock.

         STOCK APPRECIATION RIGHTS. Under the 1993 Option Plan, the Committee may grant rights to optionees under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares, or a combination of cash and Common Stock. Stock appreciation rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options.

         NUMBER OF SHARES COVERED BY THE 1993 OPTION PLAN. A total of 653,366 shares of Common Stock has been reserved for issuance pursuant to the 1993 Option Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the 1993 Option Plan, the number of shares to which any award right relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         AMENDMENT AND TERMINATION OF THE 1993 OPTION PLAN. Unless sooner terminated, the 1993 Option Plan shall continue in effect for a period of ten years from January 21, 1994, the date of the Bank's initial public offering and reorganization to the mutual holding company form of ownership and the date the 1993 Option Plan became effective by its terms. Termination of the 1993 Option Plan shall not affect any previously granted awards.

         AWARDS GRANTED. Currently, options to purchase 475,273 shares of Common Stock have been granted and are outstanding under the 1993 Option Plan and 7,860 shares are available for future grant. The proposed amendments to the 1993 Option Plan will not affect the number of options previously granted or available for future grant but will provide that outstanding options as well as newly granted awards will receive the benefit of any distribution as described above.

DESCRIPTION OF THE 1993 DIRECTORS PLAN

         ADMINISTRATION AND ELIGIBILITY. The 1993 Directors Plan is administered and interpreted by the entire Board of Directors of the Company.

         GRANTS. Under the 1993 Directors Plan, each non-employee director of the Bank (eight persons) at the time of the consummation of the reorganization of the Bank to the mutual holding company form of ownership in January 1994 was granted compensatory options to purchase 12,970 shares of Common Stock at the actual purchase price of the Common Stock in the reorganization and a subsequent grant of compensatory options to purchase 1,442 shares of Common Stock on the one-year anniversary of the date of the reorganization with an exercise price equal to the fair market value of a share of Common Stock on such date. Options granted pursuant to the 1993 Directors Plan were vested and exercisable six months after the date of grant. Options or any portion thereof are exercisable at any time on or after they vest until the earlier of ten years after the date of grant or three years after the date on which an optionee ceases to be a non-employee director.

         The purchase price for shares of Common Stock purchased pursuant to the exercise of an option must be paid in full upon exercise of the option. Payment may be made in cash or by delivering shares of Common Stock equal in fair market value to the purchase price of the shares, or a combination of cash and Common Stock.

         Options granted pursuant to the 1993 Directors Plan are not transferable except by will or the laws of descent and distribution and during an optionee's lifetime may be exercised only by the optionee or his or her guardian or legal representative. If a non-employee director dies while serving as a non-employee director or within three years following the termination of the optionee's service as a non-employee director as a result of disability, retirement or resignation without having fully exercised his or her options, then such person or the executors, administrators, legatees or distributees of his or her estate shall have the right, during the twelve-month period following such death, disability or retirement, to exercise his or her options, provided that no option is exercisable within six months after the date of grant or more than ten years from the date it was granted. Options granted to a non-employee director who is removed for cause shall terminate as of the effective date of such removal.

         NUMBER OF SHARES COVERED BY THE 1993 DIRECTORS PLAN. A total of 115,300 shares of Common Stock have been reserved for issuance pursuant to the 1993 Directors Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the 1993 Directors Plan, the number of shares to which any option relates and the exercise price per share under the option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         AMENDMENT AND TERMINATION OF THE 1993 DIRECTORS PLAN. Unless sooner terminated, the 1993 Directors Plan shall continue in effect for a period of ten years from January 21, 1994, the date on which the Bank completed its initial public offering of Common Stock and reorganized to the mutual holding company form of ownership and the 1993 Directors Plan became effective by its terms. Termination of the 1993 Directors Plan shall not affect any previously granted options.

         AWARDS GRANTED. Currently, options to purchase 96,880 shares of Common Stock have been granted under the 1993 Directors Plan and remain outstanding and there were no shares available for future grants under the 1993 Directors Plan. The proposed amendments to the 1993 Directors Plan will not affect the number of options previously granted or available for future grant, but will provide that outstanding options will receive the benefit of any distribution as described above.

DESCRIPTION OF THE 1993 RECOGNITION PLANS

         ADMINISTRATION. The 1993 Directors Recognition Plan is administered by the entire Board of Directors of the Company and the 1993 Officers Recognition Plan is administered by the Committee. The current members of the Committee are Messrs. Colen, Beyer and

Mirabile and Ms. Harmelin, who also serve as trustees of the trusts established pursuant to the 1993 Recognition Plans. The trustees have the responsibility to invest all funds contributed by the Bank to the trusts created for the 1993 Recognition Plans. The Trusts purchased shares of common stock issued in the Bank's initial public stock offering.

         GRANTS. Officers and key employees of the Company who are selected by the Committee are eligible to receive benefits under the 1993 Officers Recognition Plan. Shares of Common Stock granted pursuant to the 1993 Recognition Plans generally are in the form of restricted stock payable over a five-year period at a rate of 20% per year unless otherwise specified by the Committee. A recipient will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the Trusts. If a recipient terminates employment for reasons other than death, disability or retirement, the recipient will forfeit all rights to the allocated shares under restriction. If the recipient's termination is caused by death, disability or retirement, all restrictions will expire and all allocated shares will become unrestricted. All restrictions also will expire and all allocated shares will become unrestricted in the event of a change in control of the Company, as defined in the 1993 Recognition Plans. The Board of Directors of the Company can terminate the 1993 Recognition Plans at any time, and if it does so, any shares not allocated will revert to the Company.

         Under the terms of the 1993 Directors Recognition Plan, each of the non-employee directors of the Bank received 3,043 shares (except that Mr. Welde was awarded 9,130 shares) at the time of the Bank's stock issuance and reorganization to the mutual holding company form of ownership in January 1994, and 339 shares were awarded to each non-employee director (except that Mr. Welde was awarded 1,016 shares) one year thereafter.

         AWARDS GRANTED. Currently, 73,437 shares of Common Stock have been granted under the 1993 Recognition Plans, which have not yet been earned or vested and there are 8,453 shares available for future grants under the 1993 Recognition Plans. The proposed amendments to the 1993 Recognition Plans will not effect the number of shares previously granted or available for future grant, but will provide that outstanding shares not yet vested will receive the benefit of any distribution as described above.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENTS TO THE STOCK BENEFIT PLANS TO REVISE THE PROVISIONS RELATING TO ADJUSTMENTS FOR CAPITAL CHANGES.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Arthur Andersen LLP independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Arthur Andersen LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Arthur Andersen LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1998.


                             STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 1999, must be received at the principal executive offices of the Company, 2 West Lafayette Street, Norristown, Pennsylvania 19401, Attention: Patrick J. Ward, President, Chief Operating Officer and Secretary, no later than November 20, 1998. If such proposal is in compliance with all applicable requirements, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE 1934 ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CHARLES M. JOHNSTON, CHIEF FINANCIAL OFFICER, COMMONWEALTH BANCORP, INC., 2 WEST LAFAYETTE STREET, NORRISTOWN, PENNSYLVANIA. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                 REVOCABLE PROXY

COMMONWEALTH BANCORP, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMONWEALTH BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 1998 AND AT ANY ADJOURNMENT THEREOF.


     The undersigned hereby appoints the Board of Directors of Commonwealth Bancorp, Inc. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 6, 1998 at the Annual Meeting of Stockholders to be held at the Plymouth Country Club, located at Plymouth and Belvoir Roads, Norristown, Pennsylvania, on April 21, 1998, at 9:00 a.m., Eastern Time, and any adjournment thereof.



1.   ELECTION OF DIRECTORS

     [ ]     FOR all nominees listed        [ ]     WITHHOLD AUTHORITY
             below (except as marked                to vote for all nominees
             to the contrary below)                 listed below

         Nominees for three-year term expiring in 2001:

         George C. Beyer, Jr., William B. Haines, Jr. and Nicholas Sclufer.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------



2. PROPOSAL to amend the Company's 1996 Stock Option Plan and the Company's 1996 Recognition and Retention Plan to revise the provisions relating to the vesting of options and awards as a result of changes in regulatory requirements.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. PROPOSAL to amend the Company's stock benefit plans to revise the provisions relating to adjustments for capital changes.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


4. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  (CONTINUED ON REVERSE SIDE)

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTOR'S NOMINEES FOR DIRECTOR, FOR EACH OF THE PROPOSALS TO AMEND THE COMPANY'S STOCK BENEFIT PLANS, FOR THE PROPOSAL TO RATIFY THE AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


         Dated:                          , 1998
                -------------------------


                                                            ------------------------------------------------------

                                                            ------------------------------------------------------
                                                                                Signatures



PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustee of the trust created pursuant to the Voluntary Investment Plan ("VIP") of Commonwealth Savings Bank to vote the shares of Common Stock of Commonwealth Bancorp, Inc. (the "Company") which were allocated to my account as of March 6, 1998 under the VIP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company on April 21, 1998.

1.   ELECTION OF DIRECTORS

     [ ]     FOR all nominees listed        [ ]     WITHHOLD AUTHORITY
             below (except as marked                to vote for all nominees
             to the contrary below)                 listed below

         Nominees for three-year term expiring in 2001:

         George C. Beyer, Jr., William B. Haines, Jr. and Nicholas Sclufer.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------


2. PROPOSAL to amend the Company's 1996 Stock Option Plan and the Company's 1996 Recognition and Retention Plan to revise the provisions relating to the vesting of options and awards as a result of changes in regulatory requirements.


      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



3. PROPOSAL to amend the Company's stock benefit plans to revise the provisions relating to adjustments for capital changes.


      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



4. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.

                                        Dated:                     , 1998
                                               --------------------




                                        -----------------------------
                                                  Signature

                                        If you return this card properly signed
                                        but do not otherwise specify, shares
                                        will be voted FOR the proposals
                                        specified above.  If you do not return
                                        this card, shares will not be voted.

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustee of the trust created pursuant to the Employee Stock Ownership Plan ("ESOP") of Commonwealth Bancorp, Inc. (the "Company") to vote the shares of Common Stock of the Company which were allocated to my account as of March 6, 1998 under the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company on April 21, 1998.

1.   ELECTION OF DIRECTORS

     [ ]     FOR all nominees listed        [ ]     WITHHOLD AUTHORITY
             below (except as marked                to vote for all nominees
             to the contrary below)                 listed below

         Nominees for three-year term expiring in 2001:

         George C. Beyer, Jr., William B. Haines, Jr. and Nicholas Sclufer.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------


2. PROPOSAL to amend the Company's 1996 Stock Option Plan and the Company's 1996 Recognition and Retention Plan to revise the provisions relating to the vesting of options and awards as a result of changes in regulatory requirements.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



3. PROPOSAL to amend the Company's stock benefit plans to revise the provisions relating to adjustments for capital changes.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



4. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.

                                        Dated:                     , 1998
                                               --------------------




                                         -----------------------------------
                                                     Signature

                                         If you return this card properly
                                         signed but do not otherwise specify,
                                         shares will be voted FOR the proposals
                                         specified above.  If you do not return
                                         this card, shares will be voted by the
                                         Trustee in the same manner as the
                                         allocated shares under the ESOP have
                                         voted.

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustees of the trust created pursuant to a Recognition Plan of Commonwealth Bancorp, Inc. (the "Company") to vote the shares of Common Stock of the Company which were granted to me as of March 6, 1998 under a Recognition Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company on April 21, 1998.

1.   ELECTION OF DIRECTORS

     [ ]     FOR all nominees listed        [ ]     WITHHOLD AUTHORITY
             below (except as marked                to vote for all nominees
             to the contrary below)                 listed below

         Nominees for three-year term expiring in 2001:

         George C. Beyer, Jr., William B. Haines, Jr. and Nicholas Sclufer.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------



2. PROPOSAL to amend the Company's 1996 Stock Option Plan and the Company's 1996 Recognition and Retention Plan to revise the provisions relating to the vesting of options and awards as a result of changes in regulatory requirements.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



3. PROPOSAL to amend the Company's stock benefit plans to revise the provisions relating to adjustments for capital changes.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



4. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.

                                            Dated:                     , 1998
                                                   --------------------




                                            ---------------------------------
                                                        Signature

                                           If you return this card properly
                                           signed but do not otherwise specify,
                                           shares will be voted FOR the
                                           proposals specified above.  If you
                                           do not return this card, shares will
                                           be voted by the Trustees of the
                                           Recognition Plans as directed by the
                                           plan administrators in their
                                           discretion.

                                                                  March 20, 1998


To:      Participants in the Commonwealth Voluntary Investment Plan

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Voluntary Investment Plan ("VIP") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the VIP by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the VIP are not received, the shares allocated to your account pursuant to this plan will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been allocated to your account under the VIP. Your will receive other voting material for those shares owned by you individually and not under the VIP.

                                                        Sincerely,



                                                        Charles H. Meacham
                                                        Chairman and Chief
                                                         Executive Officer

                                                                  March 20, 1998

To:      Participants in the Commonwealth Recognition Plans

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company granted to you under the Management Recognition Plan for Officers, the Management Recognition Plan for Directors or the 1996 Recognition and Retention Plan (each a "Recognition Plan" or together the "Recognition Plans") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares granted to you, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to a Recognition Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for a Recognition Plan are not received, the shares awarded to you pursuant to the plan will be voted by the Trustees of the Recognition Plans as directed by the Plan Administrators in their discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been granted to you under a Recognition Plan. You will receive other voting material for those shares owned by you individually and not under the Recognition Plans.

                                                        Sincerely,



                                                        Charles H. Meacham
                                                        Chairman and Chief
                                                         Executive Officer

                                                                  March 20, 1998


To:      Participants in the Commonwealth Bancorp, Inc. Employee Stock
Ownership Plan

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Employee Stock Ownership Plan ("ESOP") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted in the same proportion as the allocated shares under the ESOP have been voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been allocated to your account under the ESOP. Your will receive other voting material for those shares owned by you individually and not under the ESOP.

                                                        Sincerely,



                                                        Charles H. Meacham
                                                        Chairman and Chief
                                                         Executive Officer